UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2005, America Online Latin America, Inc. ("AOLA"), and its wholly-owned subsidiary Latin America Quotaholder, LLC ("Quotaholder"), entered into an Equity Purchase Agreement (the "Agreement") with Comunicaciones Nextel de Mexico, S.A. de C.V. ("Comunicaciones Nextel"), and Servicios NII, S.A. de C.V. (collectively with Comunicaciones Nextel, "Buyer"). Under the Agreement, AOLA and Quotaholder sold to Buyer all of the equity interests in AOL Mexico, S. de R.L. de C.V., a Mexican company ("AOL Mexico") with limited assets as described below. Buyer paid AOLA and Quotaholder Mxp$155,818,350.00, or approximately $14.1 million, in consideration for the sale. AOL Mexico's substantial cumulative net operating losses will be available to Buyer. The business of AOL Mexico was transferred to a newly-formed, wholly -owned subsidiary of AOLA and Quotaholder, AOL, S. de R.L. de C.V. ("New AOL Mexico") on February 1, 2005 so that the only remaining assets at the time of the sale were aged accounts receivable, customer information and certain call center assets. The net proceeds of the transaction will not be available for AOLA's general use. Instead, the net proceeds will be set aside in a separate account to be used to fund the ordinary course operating expenses and the sale or liquidation of New AOL Mexico. Any funds remaining after the sale or liquidation of New AOL Mexico will be remitted to Time Warner Inc. ("TW") in accordance with the terms of the Letter of Consent ("TW Consent") dated as of April 25, 2005 by and between AOLA and TW.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this report, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2005, AOLA issued 9,774,157 shares of series B redeemable convertible preferred stock ("series B preferred stock")to Time Warner Inc. in payment of approximately $4.4 million of interest due on senior convertible notes outstanding for the period from January 1, 2005 to March 31, 2005. Shares of series B preferred stock are convertible into shares of AOLA’s class B common stock, $.01 par value per share, which can be converted into AOLA’s class A common stock, $.01 par value per share, at any time on a one-for-one basis.

The offer and sale of the series B preferred stock was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 4(2) relating to sales by an issuer not involving any public offering or the rules and regulations thereunder. The offer and sale was made only to "accredited investors" as such term is defined in Regulation D under the Securities Act and AOLA did not engage in any general solicitation or make any advertisement with respect to the offer and sale of the series B preferred stock. All of the series B preferred stock issued are restricted securities for purposes of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

April 29, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer